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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
aQuantive, Inc.:

We consent to incorporation by reference in the Registration Statements (Nos. 333-31350 and 333-73886) on Forms S-8 and Registration Statement (No. 333-120675) on Form S-3 to Form S-1 of aQuantive, Inc. of our reports dated March 1, 2006, with respect to the consolidated balance sheets of aQuantive, Inc. and subsidiaries as of December 31, 2005 and 2004, the related consolidated statements of operations and comprehensive income, shareholders' equity, cash flows and related financial statement schedule for each of the years in the three-year period ended December 31, 2005, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K of aQuantive, Inc.

/s/ KPMG LLP


Seattle, Washington
March 1, 2006